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                                                                    EXHIBIT 23.3
             [LETTERHEAD OF FARMER, FUQUA, HUNT & MUNSELLE, P.C.]


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Transcontinental Realty Investors, Inc. on Form S-4 of (1.) our reports dated July 23, 1998, May 21, 1998, July 24, 1998, June 26,
1998, and June 26, 1998 on the statements of revenues and direct operating expenses of Mountain Plaza Apartments, Parkway North, Plaza on Bachman Creek, The 4400 Apartments, and Ashton Way Apartments, respectively, all for the year ended December 31, 1997 appearing in the Form 8-K/A of Transcontinental Realty Investors, Inc. dated May 29, 1998; (2.) our report dated July 14, 1998 on the statement of revenues and direct operating expenses of Valley Rim for the year ended December 31, 1997 appearing in the Form 8-K/A of Transcontinental Realty Investors, Inc. dated June 26, 1998; (3.) our report dated October 30, 1998 on the statement of revenues and direct operating expenses of The Cliffs of Eldorado for the nine months ended December 31, 1997 appearing in the Form 8-K of Transcontinental Realty Investors, Inc. dated October 20, 1998; and (4.) our reports dated December 11, 1998 and February 2, 1999 on the statements of revenues and direct operating expenses of Neighborhood Inns of Chicago and Southgreen Apartments, respectively, for the year ended December 31, 1997 appearing in the Form 8-K of Transcontinental Realty Investors, Inc. dated December 2, 1998.

/s/ Farmer, Fuqua, Hunt & Munselle, P.C.

FARMER, FUQUA, HUNT & MUNSELLE, P.C.
Dallas, Texas

April 23, 1999